Exhibit 4.1(c)

WAIVER AND CONSENT

THIS WAIVER AND CONSENT is entered into this 28th day of February, 2008, by and between Enable Growth Partners LP (“Enable Growth”) and Star Energy Corporation (“Star”).

WHEREAS, Enable Growth has entered into that certain Securities Purchase Agreement dated as of February 9, 2007 (the “Purchase Agreement”), by and among Star Energy Corporation (“Star”) and certain purchasers referenced therein (each, a “Purchaser”, collectively, the “Purchasers”), such Purchasers being Enable Growth and Wolverine Asset Management LLC, on its own behalf and on behalf of its affiliates, Wolverine Convertible Arbitrage Fund Trading Ltd. and GPC LX LLC (collectively, “Wolverine”) (each of Star, Wolverine and Enable Growth may hereafter be referred to as a “Party”, collectively, the “Parties”);

WHEREAS, pursuant to the Purchase Agreement, the Parties entered into certain related documents, instruments, agreements and notes dated as of February 9, 2007, among them a Registration Rights Agreement, a Security Agreement, a Subsidiary Guarantee, a Warrant, and an 8% Secured Convertible Debenture (the “Debenture”) issued by Star to each of Wolverine and Enable Growth (collectively, the “Convertible Debt Documents”);

WHEREAS, pursuant to Section 2(a) of the Debenture, April 1, 2008, constitutes an Interest Payment Date, whereupon quarterly interest is payable on indebtedness due under the Debenture;

WHEREAS, Star has requested that Enable Growth agree to the deferral of interest that would otherwise be due on April 1, 2008, until April 1, 2009;

WHEREAS, Enable Growth is willing to agree to a deferral of the aforementioned interest payment on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1. Enable Growth consents to the following:

(a) the deferral of the interest payment due on April 1, 2008, until April 1, 2009; and

(b) the waiver by Enable Growth of any Late Fees that would otherwise be due under Section 2(d) of the Debenture as a result of the non-payment of interest on April 1, 2008.

2. In consideration of the waiver and consent of Enable Growth referenced in Section 1 above, on April 1, 2009, Star will pay Enable Growth a premium of three thousand four hundred dollars ($3,400) on such date.

3. Except as to matters set forth herein, the terms and conditions of all of the Convertible Debt Documents remain in full force and effect.

4. This Waiver and Consent is governed by the laws of the State of New York, notwithstanding its conflict of laws rules or any other principles that would trigger the application of any other law.

IN WITNESS WHEREOF, each of Enable Growth and Star has caused this Waiver and Consent to be duly executed on the day and year first written above.

ENABLE GROWTH PARTNERS LP

By:
Name:	Brendan O’Neil
Title:	President & CIO

STAR ENERGY CORPORATION

By:
Name:	Michael Kravchenko
Title:	Chief Financial Officer

WAIVER AND CONSENT

THIS WAIVER AND CONSENT is entered into this 28th day of February, 2008, by and between Enable Opportunity Partners LP (“Enable Opportunity”) and Star Energy Corporation (“Star”).

WHEREAS, Enable Opportunity has entered into that certain Securities Purchase Agreement dated as of February 9, 2007 (the “Purchase Agreement”), by and among Star Energy Corporation (“Star”) and certain purchasers referenced therein (each, a “Purchaser”, collectively, the “Purchasers”), such Purchasers being Enable Opportunity and Wolverine Asset Management LLC, on its own behalf and on behalf of its affiliates, Wolverine Convertible Arbitrage Fund Trading Ltd. and GPC LX LLC (collectively, “Wolverine”) (each of Star, Wolverine and Enable Opportunity may hereafter be referred to as a “Party”, collectively, the “Parties”);

WHEREAS, pursuant to the Purchase Agreement, the Parties entered into certain related documents, instruments, agreements and notes dated as of February 9, 2007, among them a Registration Rights Agreement, a Security Agreement, a Subsidiary Guarantee, a Warrant, and an 8% Secured Convertible Debenture (the “Debenture”) issued by Star to each of Wolverine and Enable Opportunity (collectively, the “Convertible Debt Documents”);

WHEREAS, pursuant to Section 2(a) of the Debenture, April 1, 2008, constitutes an Interest Payment Date, whereupon quarterly interest is payable on indebtedness due under the Debenture;

WHEREAS, Star has requested that Enable Opportunity agree to the deferral of interest that would otherwise be due on April 1, 2008, until April 1, 2009;

WHEREAS, Enable Opportunity is willing to agree to a deferral of the aforementioned interest payment on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1. Enable Opportunity consents to the following:

(a) the deferral of the interest payment due on April 1, 2008, until April 1, 2009; and

(b) the waiver by Enable Opportunity of any Late Fees that would otherwise be due under Section 2(d) of the Debenture as a result of the non-payment of interest on April 1, 2008.

2. In consideration of the waiver and consent of Enable Opportunity referenced in Section 1 above, on April 1, 2009, Star will pay Enable Opportunity a premium of four hundred dollars ($400) on such date.

3. Except as to matters set forth herein, the terms and conditions of all of the Convertible Debt Documents remain in full force and effect.

4. This Waiver and Consent is governed by the laws of the State of New York, notwithstanding its conflict of laws rules or any other principles that would trigger the application of any other law.

IN WITNESS WHEREOF, each of Enable Opportunity and Star has caused this Waiver and Consent to be duly executed on the day and year first written above.

ENABLE OPPORTUNITY PARTNERS LP

By:
Name:	Brendan O’Neil
Title:	President & CIO

STAR ENERGY CORPORATION

By:
Name:	Michael Kravchenko
Title:	Chief Financial Officer

WAIVER AND CONSENT

THlS WAIVER AND CONSENT is entered into this 28th day of February, 2008, by and between Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”) and Star Energy Corporation (“Star”).

WHEREAS, Pierce has entered into that certain Securities Purchase Agreement dated as of February 9, 2007 (the “Purchase Agreement”), by and among Star Energy Corporation (“Star”) and certain purchasers referenced therein (each, a “Purchaser”, collectively, the “Purchasers”), such Purchasers being Pierce and Wolverine Asset Management LLC, on its own behalf and on behalf of its affiliates, Wolverine Convertible Arbitrage Fund Trading Ltd. and GPC LX LLC (collectively, “Wolverine”) (each of Star, Wolverine and Pierce may hereafter be referred to as a “Party”, collectively, the “Parties”);

WHEREAS, pursuant to the Purchase Agreement, the Parties entered into certain related documents, instruments, agreements and notes dated as of February 9, 2007, among them a Registration Rights Agreement, a Security Agreement, a Subsidiary Guarantee, a Warrant, and an 8% Secured Convertible Debenture (the “Debenture”) issued by Star to each of Wolverine and Pierce (collectively, the “Convertible Debt Documents”);

WHEREAS, pursuant to Section 2(a) of the Debenture, April 1, 2008, constitutes an Interest Payment Date, whereupon quarterly interest is payable on indebtedness due under the Debenture;

WHEREAS, Star has requested that Pierce agree to the deferral of interest that would otherwise be due on April 1, 2008, until April 1, 2009;

WHEREAS, Pierce is willing to agree to a deferral of the aforementioned interest payment on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1. Pierce consents to the following:

(a) the deferral of the interest payment due on April 1, 2008, until April 1, 2009; and

(b) the waiver by Pierce of any Late Fees that would otherwise be due under Section 2(d) of the Debenture as a result of the non-payment of interest on April 1, 2008.

2. In consideration of the waiver and consent of Pierce referenced in Section 1 above, on April 1, 2009, Star will pay Pierce a premium of two hundred dollars ($200) on such date.

3. Except as to matters set forth herein, the terms and conditions of all of the Convertible Debt Documents remain in full force and effect.

4. This Waiver and Consent is governed by the laws of the State of New York, notwithstanding its conflict of laws rules or any other principles that would trigger the application of any other law.

IN WITNESS WHEREOF, each of Pierce and Star has caused this Waiver and Consent to be duly executed on the day and year first written above.

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA

By:
Name:	Brendan O’Neil
Title:	President & CIO

STAR ENERGY CORPORATION

By:
Name:	Michael Kravchenko
Title:	Chief Financial Officer